                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 15, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation, The Lincoln Life & Annuity Company of New York, a New York life insurance company and Lincoln Financial Advisors Corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                             SEPARATE ACCOUNTS
         FUNDS AVAILABLE UNDER               UTILIZING SOME OR              POLICIES/CONTRACTS FUNDED BY THE
             THE POLICIES                     ALL OF THE FUNDS                      SEPARATE ACCOUNTS
-----------------------------------   -------------------------------   ----------------------------------------
AIM V.I. Capital Appreciation Fund    Lincoln Life & Annuity Flexible   -    The Lincoln Life & Annuity Company
AIM V.I. Diversified Income Fund         Premium Variable                    of New York: Flexible Premium
AIM V.I. Growth Fund                     Life Account M                      Variable Life Insurance Policy
AIM V.I. International Equity Fund                                           LN615NYLNY
AIM V.I. Value Fund

                                      LLANY Separate Account R          -    The Lincoln Life & Annuity Company
                                         for Flexible Premium                of New York: Flexible Premium
                                         Variable Life Insurance             Variable Life Insurance Policy On
                                                                             the Lives of Two Insureds LN650NY

                                      Lincoln New York Account N        -    Lincoln Life & Annuity Company of
                                         for Variable Annuities              New York: Delaware Lincoln New York
                                                                             Choice Plus Variable Annuity
                                                                             AN426NY

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: _____________________

                                        AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President

(SEAL)


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

                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        THE LINCOLN LIFE & ANNUITY COMPANY OF
                                        NEW YORK


Attest: /s/ Kathleen R. Gorman          By: /s/ Troy D. Panning
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)

                                        LINCOLN FINANCIAL ADVISORS CORPORATION


Attest: /s/ Trina Mills                 By: /s/ Richard C. Boyles
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


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